Exhibit 10.8

DISCOVER FINANCIAL SERVICES

DIRECTORS’ COMPENSATION PLAN

Section 1. Purpose

Discover Financial Services, a Delaware corporation (the “Company”), hereby adopts the Discover Financial Services Directors’ Compensation Plan (the “Plan”). The purpose of the Plan is to set forth the annual compensation for non-employee directors and to promote the long-term growth and financial success of the Company by attracting, motivating and retaining non-employee directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Company’s non-employee directors and its stockholders.

Capitalized terms used herein without definition have the meanings ascribed thereto in Section 20.

Section 2. Eligibility

Only directors of the Company who are not employees of the Company or any affiliate of the Company (the “Eligible Directors”) are eligible to participate in the Plan.

Section 3. Plan Operation

(a) Administration. The Plan requires no discretionary action by any administrative body with regard to any transaction under the Plan. To the extent, if any, that questions of administration arise, these shall be resolved by the Board. The Board may, in its discretion, delegate to the Chief Financial Officer, the Chief Legal Officer, the Secretary of the Company or to one or more officers of the Company any or all authority and responsibility to act pursuant to the Plan. All references to the “Plan Administrators” in the Plan shall refer to the Board, or the Chief Financial Officer, the Chief Legal Officer, the Secretary or to one or more officers of the Company if the Board has delegated its authority pursuant to this Section 3(a). The determination of the Plan Administrators on all matters within their authority relating to the Plan shall be conclusive.

(b) No Liability. The Plan Administrators shall not be liable for any action or determination made in good faith with respect to the Plan or any award hereunder, and the Company shall indemnify and hold harmless the Plan Administrators from all losses and expenses (including reasonable attorneys’ fees) arising from the assertion or judicial determination of any such liability.

Section 4. Shares of Stock Subject to the Plan

(a) Stock. Awards under the Plan shall relate to shares of Stock.

(b) Shares Available for Awards. Subject to Section 4(c) (relating to adjustments upon changes in capitalization), as of any date, the total number of shares of Stock with respect to which awards may be granted under the Plan shall be equal to the excess (if any) of (i) 500,000 shares over (ii) the sum of (a) the number of shares subject to outstanding awards granted under the Plan and (b) the number of shares previously issued pursuant to the Plan. In accordance with (and without limitation upon) the preceding sentence, shares of Stock covered by awards granted under the Plan that are canceled or expire unexercised shall again become available for awards under the Plan. Shares of Stock that are issuable pursuant to the awards granted under the Plan shall be authorized and unissued shares, treasury shares or shares of Stock purchased by, or on behalf of, the Company in open-market transactions.

(c) Adjustments. In the event of any merger, reorganization, recapitalization, consolidation, sale or other distribution of substantially all of the assets of the Company, any stock dividend, split, spin-off, split-up, split-off, distribution of cash, securities or other property by the Company, or other change in the Company’s corporate structure affecting the Stock, then the following shall be automatically adjusted in order to prevent dilution or enlargement of the benefits or potential benefits intended to be awarded under the Plan:

(i) the aggregate number of shares of Stock reserved for issuance under the Plan,

(ii) the number and, if applicable, type of shares of Stock subject to outstanding awards,

(iii) the number of Restricted Stock Units credited pursuant to Sections 5(a) of the Plan, and

(iv) the number of shares to be granted pursuant to any other automatic awards that may be provided for under the Plan in the future.

(d) Types of Award. The Company’s stockholders approved the Plan on [            ]. The types of awards authorized by the stockholders under the Plan are Retainers and Restricted Stock Units.

Section 5. Initial and Annual Awards of Restricted Stock Units

(a) Awards Granted.

(i) Initial Awards. Prior to December 31, 2007, on the last day of the calendar month in which any person becomes an Eligible Director, such Eligible Director shall be entitled to receive a number of Restricted Stock Units equal to the number obtained by dividing $350,000 by the Fair Market Value of a share of Stock on such day; provided, however, that if such a person is elected, appointed or otherwise becomes an Eligible Director after the date of the spin-off of the Company from Morgan Stanley, the initial equity award provided for in this Section 5(a)(i) shall be adjusted on a pro-rata basis by multiplying such award by a fraction where the numerator is twenty-four (24) minus the number of months between the date of such spin-off and the date that such person becomes an Eligible Director and the denominator is twenty-four (24).

(ii) Subsequent Awards. As of the date of each Annual Meeting, each Eligible Director, including, without limitation, any Eligible Director who becomes a member of the Board by reason of being elected to the Board at such Annual Meeting, shall be entitled to receive a number of Restricted Stock Units equal to the number obtained by dividing $125,000 by the Fair Market Value of a share of Stock on such day; provided, however, that such Eligible Director continues to serve as a director of the Company after such Annual Meeting. Notwithstanding the foregoing, if a person becomes an Eligible Director on a date other than the date of an Annual Meeting, the equity award provided for in this Section 5(a)(ii) shall be granted on the date that such person becomes an Eligible Director, using the Fair Market Value of a share of Stock on such date; provided, however, that such award shall be adjusted on a pro-rata basis by multiplying such award by a fraction where the numerator is the number of months between the date that such person becomes an Eligible Director and the date of the next Annual Meeting and the denominator is twelve (12).

(b) Agreements. Each Restricted Stock Unit granted pursuant to this Section 5 shall be evidenced by an agreement in such form as the Plan Administrators prescribes from time to time and shall comply with the following terms and conditions:

(i) Restriction Period. Restricted Stock Units granted pursuant to Section 5(a)(i) shall be subject to a restriction period whereby 50% of such units shall vest on the first anniversary of the date of grant and the remaining units shall vest on the second anniversary of the date of grant. Each grant of Restricted Stock Units pursuant to Section 5(a)(ii) shall vest on the first anniversary of the date of grant. Notwithstanding the foregoing, the Plan Administrators, in their discretion, may specify in the agreement circumstances under which the award shall become immediately transferable and nonforfeitable or under which the award shall be forfeited.

(ii) Effect of Termination.

(A) Unless provided otherwise in the applicable agreement, if an Eligible Director’s service as a director of the Company terminates for a reason other than for Cause, then any Restricted Stock Unit granted to such Eligible Director shall continue to vest following the date of such Eligible Director’s termination of service in accordance with the following provisions:

(a) Disability or Death. If an Eligible Director’s service terminates by reason of Disability or death, all Restricted Stock Units granted under the Plan to such Eligible Director shall continue to vest in accordance with the terms of the applicable agreement.

(b) Other. If an Eligible Director’s service terminates for any other reason, all Restricted Stock Units granted under the Plan to such Eligible Director shall be immediately cancelled and forfeited.

(iii) Rights and Provisions Applicable to Restricted Stock Units. The agreement relating to a Restricted Stock Unit shall specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of common stock subject to such award. Prior to the settlement of a Restricted Stock Unit, the holder thereof shall not have any rights as a stockholder of the Company with respect to the shares of Stock subject to such award, except to the extent that the Plan Administrators, in their sole discretion, may grant dividend equivalents on Restricted Stock Units which are settled in shares of Stock. No shares of Stock and no certificates or other indicia of ownership representing shares of Stock that are subject to a Restricted Stock Unit shall be issued upon the grant of a Restricted Stock Unit. Instead, shares of Stock subject to Restricted Stock Units and the certificates or other indicia of ownership representing such shares of Stock shall be distributed only at the time of settlement of such Restricted Stock Units in accordance with the terms and conditions of this Plan and the agreements relating to such Restricted Stock Units.

(c) Limitation on Transfer. Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise conveyed by an Eligible Director.

(d) Deferral of Awards. Each Eligible Director may elect to defer an award of Restricted Stock Units in accordance with Section 6.

Section 6. Deferral Elections

The Plan Administrators may permit the deferral of any Retainer or award granted under this Plan, subject to the rules and procedures as it may establish, in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”) or other applicable law, and which may include provisions for the payment or crediting of dividend equivalents, on a current or deferred basis, or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares Stock subject to such award.

Section 7. Annual Retainers

(a) Board Members. Each Eligible Director shall be entitled to an Annual Retainer of $75,000.

(b) Lead Director and Chairpersons. In addition to the Annual Retainer provided for in Section 7(a), the Lead Director shall be entitled to a Lead Director Retainer of $75,000, the Audit Committee Chair shall be entitled to a Committee Retainer of $50,000; the Compensation Committee Chair shall be entitled to a Committee Retainer of $25,000 and the Nominating and Governance Committee Chair shall be entitled to a Committee Retainer of $25,000.

Section 8. Fair Market Value

“Fair Market Value” shall mean, with respect to each share of Stock for any day:

(a) if the Stock is listed for trading on the New York Stock Exchange, the closing price, regular way, of the Stock as reported on the New York Stock Exchange Composite Tape, rounded up to the nearest whole cent, or if no such reported sale of the Stock has occurred on such date, on the most recent date such a reported sale occurred, or

(b) if the Stock is not so listed, but is listed on another national securities exchange or on the Nasdaq Global Market (“Nasdaq”), the closing price, regular way, of the Stock on such exchange or Nasdaq, rounded up to the nearest whole cent, as the case may be, on the date on which the largest number of shares of Stock have been traded in the aggregate on the preceding twenty trading days, or, if no such reported sale of the Stock has occurred on such date on such exchange or Nasdaq, as the case may be, on the most recent date on which such a reported sale occurred on such exchange or Nasdaq, as the case may be, or

(c) if the Stock is not listed for trading on a national securities exchange or Nasdaq, the average of the closing bid and ask prices as reported by the National Association of Securities Dealers, rounded up to the nearest whole cent, or, if no such prices shall have been so reported for such date, on the most recent date for which such prices were so reported.

Section 9. Issuance of Stock

(a) Restrictions on Transferability. All shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable or legally necessary under any applicable laws, statutes, rules, regulations and other legal requirements, including, without limitation, those of any stock exchange upon which the Stock is then listed and any applicable federal, state or foreign securities law.

(b) Compliance with Laws. Anything to the contrary herein notwithstanding, the Company shall not be required to issue any shares of Stock under the Plan if, in the opinion of legal counsel to the Company, the issuance and delivery of such shares would constitute a violation by the Eligible Director or the Company of any applicable law or regulation of any governmental authority, including, without limitation, federal and state securities laws, or the regulations of any stock exchanges on which the Company’s securities may then be listed.

Section 10. Withholding Taxes

The Company may require as a condition of delivery of any shares of Stock that the Eligible Director remit (i) in cash, (ii) by tendering (or attesting to the ownership of) shares of Stock, where the Company determines such action will not result in unfavorable accounting treatment or (iii) by the Company withholding shares of Stock, an amount sufficient to satisfy all applicable foreign, federal, state, local and other governmental withholding tax requirements relating thereto (if any) and any or all indebtedness or other obligation of the Eligible Director to the Company or any of its subsidiaries. Any shares tendered or withheld pursuant to this Section 10 will be valued at Fair Market Value on the relevant payment or exercise date, as applicable.

Section 11. Plan Amendments and Termination

The Board may suspend or terminate the Plan at any time, in whole or in part. Termination of the Plan shall not adversely affect the rights of Eligible Directors with respect to outstanding awards granted pursuant to this Plan.

The Board may also alter, amend or modify the Plan at any time. These amendments may include (but are not limited to) changes that the Board considers necessary or advisable as a result of changes in, or the adoption or interpretation of, any law, regulation, ruling, judicial decision or accounting standards (collectively, “Legal Requirements”). The Board may not amend or modify the Plan in a manner that would materially impair an Eligible Director’s rights in any outstanding award granted pursuant to this Plan without the Eligible Director’s consent; provided, however, that the Board may, without an Eligible Director’s consent, amend or modify the Plan in any manner that it considers necessary or advisable to comply with any Legal Requirement or to ensure that awards granted pursuant to the Plan are not subject to Federal, state or local income tax prior to payment.

Notwithstanding the foregoing, if any provision of this Plan would, in the reasonable, good faith judgment of the Company, result in or likely result in the imposition on any Eligible

Director or any other person of any tax, interest or penalty under Section 409A of the Code, the Company may unilaterally amend or reform this Plan or any provision hereof, without the consent of any Eligible Director, in the manner that the Company reasonably and in good faith determines to be necessary or advisable to avoid the imposition of such tax, interest or penalty; provided, however, that any such amendment or reformation shall, to the maximum extent the Company reasonably and in good faith determines to be possible, retain the economic and tax benefits to the Eligible Directors hereunder while not materially increasing the cost to the Company of providing such benefits to the Eligible Directors.

Section 12. Listing, Registration and Legal Compliance

If the Plan Administrators at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent has been effected or obtained. The term “Consent” as used herein with respect to any Plan Action means (i) the listing, registrations or qualifications in respect thereof upon any securities exchange or under any foreign, federal, state or local law, rule or regulation, (ii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, or (iii) any and all written agreements and representations by an Eligible Director with respect to the disposition of Stock or with respect to any other matter, which the Plan Administrators deems necessary or desirable in order to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made.

Section 13. Right Reserved

Nothing in the Plan shall confer upon any Eligible Director the right to continue as a director of the Company or affect any right that the Company or any Eligible Director may have to terminate the service of such Eligible Director.

Section 14. Rights as a Stockholder

An Eligible Director shall not, by reason of any Restricted Stock Unit or any other award hereunder, have any rights as a stockholder of the Company until Stock has been issued to such Eligible Director.

Section 15. Unfunded Plan

The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Eligible Director or other person. To the extent any person holds any rights by virtue of a pending grant or deferral under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

Section 16. Governing Law

The Plan shall be governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

Section 17. Severability

If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

Section 18. Notices

All notices and other communications hereunder shall be given in writing and shall be deemed given when personally delivered against receipt or five days after having been mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows; (a) if to the Company: Discover Financial Services, 2500 Lake Cook Road, Riverwoods IL 60015, Attention: Corporate Secretary; and (b) if to an Eligible Director, at the Eligible Director’s principal residential address last furnished to the Company. Either party may, by notice, change the address to which notice to such party is to be given.

Section 19. Section Headings

The Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections.

Section 20. Definitions

As used in the Plan, the following terms shall have the meanings indicated below:

“Annual Meeting” means an annual meeting of the Company’s stockholders.

“Annual Retainer” means an annual cash retainer for services as a member of the Board.

“Board” means the board of directors of the Company.

“Cause” means, with respect to any Eligible Director termination of service on the Board on account of any act of (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any affiliate.

“Committee Retainer” means an annual cash retainer for services as a member of any committee of the Board.

“Company” has the meaning set forth in Section 1.

“Consent” has the meaning set forth in Section l2.

“Disability” means a “permanent and total disability” as defined in Section 22(e)(3) of the Code.

“Eligible Directors” has the meaning set forth in Section 2.

“Fair Market Value” has the meaning set forth in Section 8.

“Lead Director Retainer” means an annual cash retainer for services as the lead director of the Board.

“Normal Retirement” means the termination of service on the Board for retirement at or after attaining age 65, other than termination for Cause, Disability or death.

“Plan” has the meaning set forth in Section 1.

“Restricted Stock Units” means the right to receive one share of Stock or the Fair Market Value thereof in cash for each unit awarded subject to the expiration of a specified restriction period and subject to any additional restrictions that may be contained in the agreement relating thereto.

“Retainer” means the Annual Retainer, the Committee Retainer and/or the Lead Director Retainer, as applicable.

“Stock” means the Company’s common stock, par value $0.01 per share, and any other shares into which such stock shall thereafter be changed by reason of any merger, reorganization, recapitalization, consolidation, split-up, combination of shares or similar event as set forth in and in accordance with Section 4.